Exhibit 10.15

TERMINATION AND RELEASE ACKNOWLEDGMENT

Dated as of May 11, 2012

Reference is made to the Guarantee dated as of August 11, 2011 (the “Guarantee”) by FS Energy and Power Fund (the “Guarantor”) in favor of Citibank, N.A. (the “Beneficiary”).

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Guarantee.

Release of Guarantee

1.             Each of the Guarantor and the Beneficiary hereby acknowledges and agrees that, as of the date of this Termination and Release Acknowledgement, the Guarantor is hereby released from all obligations under the Guarantee.

2.             Each of the Guarantor and the Beneficiary hereby acknowledges and agrees that the Guarantee shall be terminated and of no further force or effect.

Miscellaneous

1.             This Termination and Release Acknowledgement may be executed in any number of counterparts and on separate counterparts, each of which is an original, but all of which together constitute one and the same instrument.  Delivery of an executed counterpart of this Termination and Release Acknowledgement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Termination and Release Acknowledgement.

2.             This Termination and Release Acknowledgement shall be construed in accordance with, and this Termination and Release Acknowledgement and all matters arising out of or relating in any way whatsoever to this Termination and Release Acknowledgement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

Please confirm that the foregoing correctly sets forth the terms of our agreement by having a duly authorized officer of Guarantor execute this Termination and Release Acknowledgement and return the same by e-mail (PDF) to the attention of Victoria Chant at Citibank.

Very truly yours,

CITIBANK, N.A.

By:	/s/ Victoria Chant
Name: Victoria Chant
Title: Vice President

ACKNOLWEDGED AND AGREED
AS OF THE DATE FIRST ABOVE WRITTEN:

FS ENERGY AND POWER FUND

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President